Exhibit 5.1

Re: Registration Statement on Form S-3 of Southern California Gas Company

Ladies and Gentlemen:

We have acted as special counsel to Southern California Gas Company, a California corporation (the “Company”), in connection with the issuance of up to $2,000,000,000 aggregate principal amount of (i) one or more series of senior unsecured debt securities (the “Notes”) under an indenture between the Company and U.S. Bank National Association, as trustee (in such capacity, together with its successors, the “Notes Trustee”), and one or more supplements thereto (collectively, the “Notes Indenture”), (ii) one or more series of first mortgage bonds (the “First Mortgage Bonds”) under a Mortgage and Deed of Trust, dated October 1, 1940, between the Company and U.S. Bank National Association, as trustee (in such capacity, together with its successors, the “Bond Trustee”), as amended and supplemented to the date hereof, and as further supplemented by one or more supplements thereto (collectively, the “Bond Indenture”), and (iii) shares of preferred stock (the “Preferred Stock” and together with the Notes and the Mortgage Bonds, the “Securities”) and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2012 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”), and which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein (i)

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with respect to the Notes, as to the internal laws of the State of New York and (ii) with respect to the First Mortgage Bonds and the Preferred Stock, as to the securities laws and general corporation law of the State of California (which is the law the Company has indicated will govern the First Mortgage Bonds, as will be provided in the applicable supplemental indenture pertaining to the applicable series of First Mortgage Bonds), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Notes Indenture has been duly authorized, executed and delivered by the Company and the Notes Trustee, and when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Notes Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of the Notes (the “Note Authorization”)), duly authenticated by the Notes Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the Notes Indenture and as contemplated in the Prospectus and the related Prospectus Supplement(s) and the Notes Authorization, the Notes Indenture and the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. When the supplemental indenture pertaining to the applicable series of First Mortgage Bonds has been duly authorized, executed and delivered by the Company and the Bond Trustee, and when such First Mortgage Bonds have been duly authorized and duly established in accordance with the Bond Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such First Mortgage Bonds (the “First Mortgage Bonds Authorization”)), duly authenticated by the Bond Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the Bond Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the First Mortgage Bonds Authorization, the First Mortgage Bonds of such series will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with the respective terms of such First Mortgage Bonds.

3. When an issuance of Preferred Stock has been duly authorized by all necessary further corporate action by the Company (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such Preferred Stock (the “Preferred Stock Authorization”)), upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and the Preferred Stock Authorization, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether

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considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) any provision for the waiver of rights or defenses relating to the waiver of stay, extension and usury laws; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision to the extent it requires that a claim with respect to the Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (f) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (h) waivers of broadly or vaguely stated rights; (i) covenants not to compete; (j) provisions for exclusivity, election or cumulation of rights or remedies; (k) provisions authorizing or validating conclusive or discretionary determinations; (l) grants of setoff rights; (m) proxies, powers and trusts; (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (o) whether acceleration of the Notes or the First Mortgage Bonds may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (p) compliance with laws relating to permissible rates of interest; and (q) the severability, if invalid, of provisions to the foregoing effect. In addition, we have not been requested to express and, with your consent, do not render any opinion herein with respect to the creation, validity, perfection or priority of any security interest.

With your consent, we have assumed (a) that the Notes Indenture, the Bond Indenture, the Notes and the First Mortgage Bonds (collectively, the “Documents”) will have been duly authorized, executed and delivered by the parties thereto, (b) that the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Documents as legally valid and binding obligations of the parties will not be affected by any failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to any of the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP